EXHIBIT 10.3

THIS SECURITY AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

ARTELO BIOSCIENCES, INC.

FORM OF COMMON STOCK WARRANT

No. [●]	Issuance Date: October 28, 2025

Artelo Biosciences, Inc., a Nevada corporation (the “Company”), hereby certifies that [NAME], its permissible transferees, designees, successors and assigns (collectively, the “Holder”), for value received, is entitled to purchase from the Company at any time and from time to time commencing from the date first appearing above (the “Issuance Date”), up to and through 12:01 a.m. (EST) on the date five (5) years from the Issuance Date (the “Termination Date”) up to [●] shares (each, a “Share” and collectively the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), at an exercise price per Share of $3.40 (the “Exercise Price”). The number of Shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in Section 4 hereof.

This Common Stock Warrant (this “Warrant”) is issued as part of a series of warrants (collectively, the “Warrants”) pursuant to that certain Note and Warrant Subscription Agreement, dated October 28, 2025, by and among the Company and the investors listed on Schedule A thereto, as may be amended from time to time (the “Subscription Agreement”). Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Subscription Agreement.

1. Method of Exercise; Payment.

(a) Exercise by Holder. The purchase rights represented by this Warrant may be exercised for cash, by the Holder, in whole or in part, at any time as specified above, or from time to time, by the surrender of this Warrant (with the notice of exercise form (the “Notice of Exercise”) attached hereto as Exhibit A duly executed) at the principal office of the Company, and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, which amount may be paid, at the election of the Holder, by wire transfer or check payable to the order of the Company. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. Notwithstanding the foregoing or any other provision of this Warrant, the Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise such person (together with such person's affiliates) would beneficially own greater than 4.9% of the Company’s issued and outstanding shares of common stock after such exercise unless the Holder consents to a higher percentage, provided, however, that such higher percentage may not exceed 19.9%. By written notice to the Company, the Holder may reset such percentage limits to a higher, not to exceed 19.9%, or a lower percentage of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to any exercise of this Warrant. Any increase in the beneficial ownership limitation, as described above, shall not be effective until the 61st day after the Holder delivers such notice to the Company.

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(b) If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)

equals the closing price of the Company’s Common Stock, as reported on the Nasdaq exchange (or if such shares are no longer trading on Nasdaq, then the exchange on which the Company’s Common Stock is then listed and if the Company’s Common Stock is no longer traded on an exchange, then the primary public market, e.g. the OTC market, on which the Company’s Common Stock is then traded) on the trading date preceding the date of the election to exercise; or, if the Company’s Common Stock is not then listed or traded on an exchange or a public trading market, then the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and the Company, the fees and expenses of which shall be paid by the Company;

(B)	equals the Exercise Price, as adjusted from time to time in accordance herewith; and

(X)	equals the number of Shares Holder wishes to exercise in accordance with the terms of this Warrant by means of a cashless exercise.

(c) Forced Exercise by Company. At the option of the Company, at any time beginning on the date that is three (3) months following the Issuance Date, the Company may force the holder to exercise the Warrants at the Exercise Price provided that (i) the daily Volume Weighted Average Price for the Company’s Common Stock is equal to or greater than three times (3x) the Exercise Price for a period of ten (10) consecutive trading days immediately prior to such exercise, (ii) the shares of common stock issuable upon exercise of the Warrants are registered for resale and the registration statement is declared effective and (iii) such forced exercise by the Company shall not cause the aggregate number of shares of Common Stock beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange Act) by the Holder and its affiliates to exceed 4.9% of the Company’s issued and outstanding shares of common stock after such forced exercise unless the Holder consents to a higher percentage, provided, however, that such higher percentage may not exceed 19.9%. By written notice to the Company, the Holder may reset such percentage limits to a higher, not to exceed 19.9%, or a lower percentage of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to any exercise of this Warrant. The Company may exercise its right to require exercise of this Warrant by delivering a written notice thereof by facsimile, email or overnight courier to the holder and the transfer agent (the “Forced Exercise Notice”) no later than two (2) trading days after the conditions above have been met. The Forced Exercise Notice delivered shall be irrevocable and shall state (A) the date on which the Forced Exercise shall occur (the “Forced Exercise Date”) which date shall be the thirtieth (30th) trading day after the date of the Forced Exercise Notice, and (B) the number of Shares to be issued to the holder on the Forced Exercise Date.

(d) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, as promptly as practicable after this Warrant is surrendered and delivered to the Company along with all other appropriate documentation on or after the date of exercise and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised.

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(e) Taxes. The issuance of the Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

(f) Acknowledgment. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this Section 1, following the purchase of a portion of the Shares hereunder, the number of Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

2. Warrant.

(a) Transfer and Replacement. Subject to compliance with applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Shares without having a new Warrant issued. The Holder consents that the Company may, if it desires, permit the transfer of this Warrant out of the Holder’s name only when the Holder’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state “blue sky” laws. At any time prior to the exercise hereof, this Warrant may be exchanged upon presentation and surrender to the Company, alone or with other warrants of like tenor of different denominations registered in the name of the same Holder, for another warrant or warrants of like tenor in the name of such Holder exercisable for the aggregate number of Shares as the warrant or warrants surrendered.

(b) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant of like tenor.

(c) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this Section 2, this Warrant shall be promptly canceled by the Company. The Holder shall pay all taxes and all other expenses (including legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 2.

(d) Warrant Register. The Company shall maintain, at its principal executive offices (or at the offices of the transfer agent for the Warrant or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant (the “Warrant Register”), in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

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3. Rights and Obligations of Holders of this Warrant.

The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the holder hereof upon exercise of this Warrant, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Warrant, together with a duly executed Notice of Exercise, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such Common Stock certificate.

4. Adjustments.

Prior to the Termination Date, the Exercise Price and the number of Shares shall be subject to adjustment from time to time as provided in this Section 4.

(a) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

(b) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to ensure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Section 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

(d) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution, but prior to the date of distribution, the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution.

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(e) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Company.

(f) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

(g) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall round up the number of shares to the issued.

(h) Other Notices. In case at any time:

(i)

the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

(ii)	the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

(iii)

there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

(iv)	there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company’s books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

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(i) Certain Events. If any event occurs of the type contemplated by the adjustment provisions of this Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 8 hereof, and the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder shall be neither enhanced nor diminished by such event.

5. Legends.

All certificates representing shares of Common Stock underlying this Warrant shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the Securities Act, and that the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the form of the bold-face language appearing at the top of Page 1 of this Warrant.

6. Disposition of Warrants or Shares.

The Holder of this Warrant, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that no public distribution of Warrants or Shares will be made in violation of the provisions of the Securities Act. Furthermore, it shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant.

7. Merger or Consolidation.

The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

8. Notices.

Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g. Federal Express); by facsimile transmission (if no original documents or instruments must accompany the notice); or by personal delivery. Any such notice shall be deemed to have been given (a) on the business day immediately following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (b) on the business day immediately following deposit with a private overnight delivery service if sent by said service; (c) upon receipt of confirmation of transmission if sent by facsimile transmission; or (d) upon personal delivery of the notice. All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 8):

If to the Company:

Artelo Biosciences, Inc.

505 Lomas Santa Fe, Suite 160

Solana Beach, CA 92075 USA

President and Chief Executive Officer

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If to the Holder, at the address set forth on the signature page of the Subscription Agreement.

Notwithstanding the time of effectiveness of notices set forth in this Section 8, a Notice of Exercise shall not be deemed effectively given until it has been duly completed and submitted to the Company together with this original Warrant and payment of the Exercise Price in a manner set forth in this Section 8.

9. Governing Law.

This Agreement shall be governed by and construed solely and exclusively in accordance with and pursuant to the internal laws of the State of Nevada without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in Nevada. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in Nevada and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in Nevada. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements.

10. Successors and Assigns.

This Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

11. Headings.

The headings of various sections of this Warrant have been inserted for reference only and shall not affect the meaning or construction of any of the provisions hereof.

12. Severability.

If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, and the balance hereof shall be interpreted as if such provision were so excluded.

13. Modification and Waiver.

This Warrant and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

14. Specific Enforcement.

The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

15. Assignment.

This Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by the then Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant as Exhibit B hereto, and, upon the Company’s receipt thereof, and in any event, within five (5) business days thereafter, the Company shall issue a Warrant to the Holder to evidence that portion of this Warrant, if any as shall not have been so transferred or assigned.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by one of its officers thereunto duly authorized.

ARTELO BIOSCIENCES, INC.

By:
Name:	Gregory D. Gorgas
Title:	President & Chief Executive Officer

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EXHIBIT A

NOTICE OF EXERCISE

To Be Executed by the Holder in Order to Exercise the Common Stock Warrant

The undersigned Holder hereby elects to purchase ________ Shares pursuant to the attached Common Stock Warrant, and requests that certificates for securities be issued in the name of:

(Please type or print name and address)

(Social Security or Tax Identification Number)

and to be delivered to:

                                                                                                                        .

(Please type or print name and address if different from above)

If such number of Shares being purchased hereby shall not be all the Shares that may be purchased pursuant to the attached Warrant, a new Warrant for the balance of such Shares shall be registered in the name of, and delivered to, the Holder at the address set forth below.

In full payment of the purchase price with respect to the Shares purchased and transfer taxes, if any, the undersigned hereby tenders payment of $__________ by check, money order or wire transfer payable in United States currency to the order of [________________].

HOLDER:

By:
Name:
Title:
Address:

Dated:

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EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information.

Do not use this form to exercise the warrant.)

TO:	Artelo Biosciences, Inc. 505 Lomas Santa Fe, Suite 160 Solana Beach, CA 92075

FOR VALUE RECEIVED, ____________ shares of the foregoing Common Stock Warrant of Artelo Biosciences, Inc. and all rights evidenced thereby are hereby assigned to:

whose address is:
(Print Name)

(Address)

(City, State, Zip)

Dated: , 20___

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Common Stock Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Common Stock Warrant.

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